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                                                                   Exhibit 10.51

                             Virgin Holdings, Inc.
                            c/o EMI Recorded Music
                              1750 N. Vine Street
                                  YV Building
                             Hollywood, CA  90028


                                                  July 10, 2000

Liquid Audio, Inc.
810 Winslow Street
Redwood City, CA 94063

          Re:  Liquid Audio, Inc./Virgin Holdings, Inc.


Ladies and Gentlemen:

          Liquid Audio, Inc. ("LQA") is a leading provider of software and
                               ---
services for the secure digital delivery of music over the Internet. Virgin Holdings, Inc. ("Virgin"), through its affiliated record labels, owns or
                 ------
controls an extensive catalog of recorded music performed by various artists.

          LQA and EMI Music Distribution ("EMD"), an affiliate of Virgin, are
                                           ---
party to an agreement, dated May 25, 2000 (the "DSP Agreement").
                                                -------------

          This letter sets forth the agreement between Virgin Holdings, Inc.

("Virgin") and Liquid Audio, Inc. ("LQA") with respect to the following matters:
  ------                            ---

          1.   Virgin.  Upon the terms, conditions, restrictions and limitations
               ------
of this letter agreement, commencing on the date hereof and ending on the first anniversary of the date hereof (the "Term"), Virgin hereby agrees to use its
                                     ----
commercially reasonable efforts to promote LQA's secure services and software for the digital delivery of music over the Internet by (i) publicly endorsing LQA as a recommended provider of end-to-end solutions for the digital distribution of music, including systems integration solutions for music retailers/e-tailers and (ii) releasing digital products made available for sale from time to time by Virgin and its Affiliates encoded in "Liquid Audio" format.

          2.   Limitations.  This letter agreement is non-exclusive.
               -----------
Notwithstanding anything in this Agreement to the contrary, Virgin and its affiliates may contract or work with, and/or support any other person including, without limitation, other providers of services and software whose businesses (or portions thereof) compete with LQA. Neither Virgin nor any affiliate of Virgin shall be obligated under this letter agreement or otherwise to make available for sale digital downloads of music content owned or controlled by Virgin or an affiliate of Virgin, whether through an on-line retailer utilizing LQA's services or otherwise.

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          3.   Security.  LQA represents and warrants that it is a member of
               --------
SDMI and supports SDMI initiatives. LQA further represents and warrants that all aspects of its services comply with the standards adopted by the SDMI, to the extent applicable, and covenants that all such aspects, during the Term, will be SDMI compliant. In the event that any computer program, utility or hardware device becomes publicly available that compromises in any way the integrity of any aspect of its services, LQA will promptly notify Virgin of such security breach and Virgin shall not have any obligations hereunder unless and until such security breach is fully remedied. LQA shall not distribute or enable or cause others to distribute any music content owned or controlled by Virgin or any of its affiliates in violation of any intellectual property or other right of Virgin or any of its affiliates.

          4.   LQA.  In consideration of Virgin's entry into this letter
               ---
agreement, not later than July 17, 2000 (the "Issue Date"), LQA shall issue to
                                             ----------
Virgin 150,000 shares (the "Shares") of common stock, par value $0.001 per share
                            ------
(the "Common Stock"), of LQA.
      ------------

          5.   Registration Rights.  With respect to all Shares and any other
               -------------------
shares of Common Stock held by Virgin or any of its affiliates, Virgin and such affiliates shall have the right to include all or a portion of all such Shares in any registration statement filed by LQA after the date hereof, whether or not for sale for its own account (other than any registration statement on Form S-8 or Form S-4 or any successor forms thereto). LQA shall provide Virgin and its affiliates with sufficient notice of any such offering so that Virgin and such affiliates may participate therein. LQA shall (i) perform, or cause to be performed all acts, and execute and deliver all agreements, amendments, instruments and other documents necessary or required to grant Virgin and its affiliates the rights described in this Section 5 and (ii) do all things, and take all actions, necessary from time to time to enable Virgin and its affiliates to sell such Shares without registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 144 thereunder (as such rule may
                       ---
be amended from time to time) and any similar rules and regulations hereafter adopted by the Securities and Exchange Commission.

          6.   Representations and Warranties. The Shares, when issued to Virgin
               ------------------------------
in accordance with this letter agreement, shall be validly issued, fully paid and non-assessable, and shall be issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws. No form of general solicitation or advertising was used by LQA or its representatives in connection with the issuance of the Shares. No registration of the Shares pursuant to the provisions of the Act or any state securities or "blue sky" laws will be required by the issuance of the Shares.

          7.   Termination.  Virgin may terminate this letter agreement at any
               -----------
time (i) if LQA fails to deliver the Shares to Virgin on or before the Issue Date, (ii) if EMD terminates the DSP Agreement in accordance with the terms thereof, (iii) if LQA becomes insolvent, files a petition in bankruptcy or makes an assignment for the benefit of creditors or (iv) if LQA sells fifty percent (50%) or more of its assets, whether by stock sale, merger, share exchange, asset sale, consolidation or otherwise to (x) Sony Music Entertainment, BMG Entertainment, Universal Music Group or Warner Music (the "Major Labels"), or
                                                           ------------
any entity owned or controlled by any of the Major Labels or (y) any


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company that engages in piracy.

     8.   General Provisions.
          ------------------

          (a) So long as this Agreement is in effect, except as required by law, regulation or stock exchange requirements, the parties hereto shall not, and shall cause their respective affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this letter agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed, and without consulting with the other party as to the content of such press release or other announcement.

          (b) Virgin may transfer or assign this letter agreement or its rights and obligations hereunder in whole or in part to any of its affiliates or to any person owning or acquiring a substantial portion of its stock or assets. LQA shall not assign its rights and/or obligations hereunder in whole or in part to any person or entity without the prior written approval of Virgin. Any such purported assignment shall be null and void. Subject to the foregoing, this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          (c) This letter agreement contains the entire agreement between the parties with respect to the subject matter hereof. Unless otherwise provided in this letter agreement, no modification or waiver of any of the provisions, or any future representation, promise or addition, shall be binding upon the parties unless made in writing and signed by an authorized representative of the parties.

          (d) The failure by or delay of either party to enforce any provision hereof shall not be construed to be a waiver of such provision or of the right thereafter to enforce each and every provision. No waiver by either party, either express or implied, of any breach of any term, condition, or obligation of this letter agreement, shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this letter agreement. No waiver shall be effective unless it is made in writing, executed by both parties, and refers expressly to this letter agreement.

          (e) If any provision, term, condition, covenant, restriction, or other portion of this letter agreement shall be held to be invalid, illegal or unenforceable by any court of competent jurisdiction, the remaining portion shall remain in force and effect.

          (f) The relationship of the parties established by this letter agreement is that of independent contractors, and nothing contained in this letter agreement shall be construed to (i) give one party the power to direct and control the day-to-day activities of the other or (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. Except as expressly stated herein, no party is authorized to act on behalf of another party nor make any representation or warranties, nor make any agreements or commitments binding on another party, nor create any obligation or liability on another party, directly or indirectly.

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          (g)  Headings and captions used herein are for convenience only and shall not be construed a part of, or affect the construction or interpretation of, any provision of this letter agreement.

          (h) This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of choice of law rules.

          (i) All notices, demands and other communications provided for or permitted under this letter agreement shall be made in writing and will either be (i) personally delivered, (ii) sent by postage prepaid certified mail, return receipt requested, (iii) delivered by courier service, (iv) transmitted by facsimile with confirmation of receipt by telephone or e-mail, or (v) transmitted by e-mail with confirmation of receipt by telephone, and will be deemed to have been given when received, to:

               If to LQA:

               Liquid Audio, Inc.
               2221 Broadway Street
               Redwood City, CA 94063
               Facsimile: (650) 549-2199
               Attention: Robert Flynn
               e-mail: rflynn@liquidaudio.com

               If to Virgin:

               Virgin Holdings, Inc.
               c/o EMI Recorded Music, New Media Group
               1750 N. Vine Street
               YV Building
               Hollywood, CA  90028
               Facsimile: (323) 769-4421
               Attention: Robyn L. Glaser
               e-mail: robyn.glaser@emicap.com

or to such other person or at such other address as either party shall hereafter designate.

          (j) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


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          Please confirm that the foregoing accurately sets forth our agreement by signing this letter agreement where indicated below.

                                             Sincerely,

                                             VIRGIN HOLDINGS, INC.


                                             By: /s/ Jay Samit
                                                 ______________________
                                                Name:  Jay Samit
                                                Title: VP


ACKNOWLEDGED AND AGREED
as of July 10, 2000

LIQUID AUDIO, INC.


By: /s/ Robert Flynn
    __________________________
    Name:  Robert Flynn
    Title: SVP Business Development


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